UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2024

WESCO International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14989	25-1723342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive Suite 700
Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip Code)

(412) 454-220

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, par value $0.01 per share	WCC	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Series A Fixed-Rate Reset Cumulative Perpetual Preferred Stock	WCC PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 26, 2024, WESCO International, Inc. (the “Company”) announced that its wholly owned subsidiary, WESCO Distribution, Inc. (the “Issuer”), commenced and subsequently priced a private offering (the “Offering”) to eligible purchasers, subject to market and other conditions, of $900 million aggregate principal amount of 6.375% senior notes due 2029 (the “5-Year Notes”) and $850 million aggregate principal amount of 6.625% senior notes due 2032 (the “8-Year Notes” and, together with the 5-Year Notes, the “Notes”). The aggregate principal amount of the 5-Year Notes to be issued in the Offering has been increased from the previously announced $750 million to $900 million. The aggregate principal amount of the 8-Year Notes to be issued in the Offering has been increased from the previously announced $750 million to $850 million.

The Issuer intends to use the net proceeds from this Offering to redeem all of its outstanding 7.125% senior notes due 2025 (the “Wesco 2025 Notes”) on or after June 15, 2024 and for general corporate purposes. Prior to repaying the Wesco 2025 Notes, the Issuer intends to (i) use the net proceeds from this Offering temporarily to repay a portion of the amounts outstanding under its accounts receivable securitization facility (the “Receivables Facility”) and to repay all of the outstanding borrowings under its asset-based revolving credit facility (the “ABL Facility”), and (ii) subsequently redraw under the Receivables Facility and the ABL Facility in an aggregate amount sufficient to redeem the Wesco 2025 Notes. The Notes will be unsecured and unsubordinated obligations of the Issuer and will be guaranteed on an unsecured, unsubordinated basis by the Company and its wholly owned subsidiary, Anixter Inc.

Copies of the press releases announcing the launch and pricing of the Offering are being filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K does not and will not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or any other securities, nor will there be any sale of the Notes or any other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. Any offer will be made only by means of a private offering memorandum. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the Wesco 2025 Notes.

The Notes and related guarantees will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated February 26, 2024 by WESCO International, Inc.

99.2	Press Release, dated February 26, 2024 by WESCO International, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO International, Inc.
(Registrant)

February 26, 2024	By:	/s/ David S. Schulz
(Date)		David S. Schulz
Executive Vice President and Chief Financial Officer